Exhibit 99.1

Freshpet, Inc. Reports Third Quarter 2019 Financial Results

Company Reports 8th Consecutive Quarter of Greater Than 20% Growth

Reiterates Full Year 2019 Guidance

SECAUCUS, N.J. – November 4, 2019 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its third quarter and nine months ended September 30, 2019.

Third Quarter 2019 Financial Highlights Compared to Prior Year Period

•	Net sales of $65.3 million, an increase of 28.5%
•	Net income of $3.1 million compared to net loss of $0.1 million
•	Adjusted EBITDA of $12.0 million, an increase of 78.5%[1]

“Our third quarter results demonstrate the remarkable strength and potential of the Freshpet business.  We delivered our eighth consecutive quarter of net sales growth in excess of 20% and increased profitability even faster,” commented Billy Cyr, Freshpet’s Chief Executive Officer.  “We continue to believe we are in the early stages of changing the way people feed their pets – with a very long runway of growth ahead of us.  Our mission of providing more pets with fresh, all-natural foods that enrich their lives and the relationships with their pet parents is increasingly relevant to the growing number of households who choose to share their lives with a pet.”

Third Quarter 2019

Third quarter of 2019 net sales increased 28.5% to $65.3 million compared to $50.8 million for the third quarter of 2018.  Growth in net sales for the third quarter of 2019 was driven by velocity, innovation, and distribution gains.

Gross profit was $30.7 million, or 47.0% as a percentage of net sales, for the third quarter of 2019, compared to $23.6 million, or 46.5% as a percentage of net sales, in the same period last year. The increase in gross profit was primarily driven by higher net sales. For the third quarter of 2019, Adjusted Gross Profit was $32.5 million, or 49.8% as a percentage of net sales, compared to $25.3 million, or 49.7% as a percentage of net sales, in the prior year period. The slight increase in Adjusted Gross Profit as a percentage of net sales was primarily due to higher sales price realization and a shift in sales mix to higher margin items, partially offset by higher ingredient and inbound freight cost. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $27.2 million for the third quarter of 2019 compared to $23.6 million in the prior year period. As a percentage of net sales, SG&A decreased to 41.6% for the third quarter of 2019 compared to 46.4% in the third quarter of 2018. Adjusted SG&A for the third quarter of 2019 was $20.5 million, or 31.4% as a percentage of net sales, compared to $18.6 million, or 36.5% as a percentage of net sales, in the prior year period. The decrease in Adjusted SG&A as a percentage of net sales was primarily a result of increased expense leverage on higher net sales including leverage on media spend which remained consistent with prior year period. Adjusted SG&A is a Non-

[1]

Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure.  See “Non-GAAP Measures” for how we define these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net income was $3.1 million for the third quarter of 2019 compared to net loss of $0.1 million for the prior year period. The increase in net income was a result of an increase in gross profit, partially offset by higher SG&A.

Adjusted EBITDA was $12.0 million, or 18.4% as a percentage of net sales, for the third quarter of 2019, compared to $6.7 million, or 13.2% as a percentage of net sales, in the third quarter of 2018. The increase in Adjusted EBITDA was a result of higher net sales and Adjusted Gross Profit, partially offset by higher Adjusted SG&A. Adjusted EBITDA, Adjusted Gross Profit and Adjusted SG&A are Non-GAAP financial measures defined under “Non-GAAP Measures,” and are reconciled to the closest comparable GAAP measures in the financial tables that accompany this release.

First Nine Months of 2019

Net sales increased 27.2% to $180.1 million compared to $141.6 million for the first nine months of 2018.  Growth in net sales for the first nine months of 2019 was driven by velocity, innovation, and distribution gains.

Gross profit was $83.9 million, or 46.6% as a percentage of net sales, for the first nine months of 2019, compared to $66.6 million, or 47.1% as a percentage of net sales, in the same period last year. The increase in gross profit was driven by higher net sales. For the first nine months of 2019, Adjusted Gross Profit was $89.2 million, or 49.5% as a percentage of net sales, compared to $71.4 million, or 50.4% as a percentage of net sales, in the prior year period. The decrease in Adjusted Gross Profit as a percentage of net sales was primarily due to increased production and processing cost, and higher ingredient and inbound freight cost, partially offset by higher sales price realization and a shift in sales mix to higher margin items.

SG&A was $89.1 million for the first nine months of 2019 compared to $73.4 million in the prior year period. As a percentage of net sales, SG&A decreased to 49.5% for the first nine months of 2019 compared to 51.8% in the prior year period. The first nine months of 2019 included a planned increase in media spend of $8.0 million compared to the prior year period, or an additional 4.4% as a percentage of net sales.  Adjusted SG&A for the first nine months of 2019 was $73.2 million, or 40.7% as a percentage of net sales, compared to $60.4 million, or 42.7% as a percentage of net sales, in the prior year period. The decrease in SG&A and Adjusted SG&A as a percentage of net sales was primarily a result of increased expense leverage on higher net sales, partially offset by a planned increase in media spend.

Net loss was $6.0 million for the first nine months of 2019 compared to net loss of $7.1 million for the prior year period. The decrease in net loss was a result of an increase in net sales and gross profit, partially offset by higher SG&A.

Adjusted EBITDA was $16.0 million, or 8.9% as a percentage of net sales, for the first nine months of 2019, compared to $11.1 million, or 7.8% as a percentage of net sales, in the prior year period. The increase in Adjusted EBITDA was a result of higher net sales and Adjusted Gross Profit, partially offset by increased Adjusted SG&A.

Cash and Net Debt

As of September 30, 2019, the Company had cash and cash equivalents of $7.2 million.  During the nine months ended September 30, 2019, the Company drew $35.4 million on its credit facility in connection with the Kitchens 2.0 project, planned increased media investment, and funding of working capital. The Company expects to fund the $100 million Kitchens 2.0 manufacturing expansion through its credit facility and cash from operations.

Outlook

For full year 2019, the Company reiterated its guidance. The Company continues to expect the following results:

•	To exceed net sales of $244 million, an increase greater than 26% from 2018
•	To exceed Adjusted EBITDA of $29 million, an increase greater than 43% from 2018

The Company is unable to provide guidance for net income or a reconciliation of forecasted Adjusted EBITDA to net income because certain items that are excluded from Adjusted EBITDA are inherently uncertain and cannot be predicted without unreasonable effort due to the unavailability of reliable estimates.

Conference Call and Webcast

The Company will host a conference call and webcast with the executive management team to discuss these results with additional comments and details today at 4:30 p.m. ET. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.freshpet.com. To participate on the live call listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company’s website and telephonic playback will be available from 7:30 p.m. ET today through November 18, 2019. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671. The passcode is 13692609.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Kitchens in Bethlehem, PA.  We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted Gross Profit
•	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
•	Adjusted SG&A
•	Adjusted SG&A as a % of net sales
•	EBITDA
•	Adjusted EBITDA
•	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before non-cash depreciation expense and non-cash share-based compensation.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, launch expense, fees related to secondary offerings, and litigation expense.

EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus gain (loss) on disposal of equipment, non-cash share-based compensation expense, launch expenses, fees related to secondary offerings, and litigation expense.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2019	December 31, 2018

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,205,735	$7,554,388
Accounts receivable, net of allowance for doubtful accounts	19,500,754	12,326,703
Inventories, net	13,306,994	9,317,232
Prepaid expenses	1,653,217	1,078,232
Other current assets	10,756,779	681,550
Total Current Assets	52,423,479	30,958,105
Property, plant and equipment, net	136,688,547	102,094,248
Deposits on equipment	4,046,973	4,730,176
Operating lease right of use assets	9,460,364	—
Other assets	3,680,076	2,182,329
Total Assets	$206,299,439	$139,964,858
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,839,951	$9,166,412
Accrued expenses	19,447,055	9,050,551
Current operating lease liabilities	1,129,806	—
Total Current Liabilities	$38,416,812	$18,216,963
Long term debt	35,395,988	—
Long term operating lease liabilities	8,712,671	—
Other liabilities	—	273,420
Total Liabilities	$82,525,471	$18,490,383
STOCKHOLDERS' EQUITY:
Common stock	36,100	35,556
Additional paid-in capital	331,538,514	323,079,437
Accumulated deficit	(207,368,869)	(201,352,682)
Accumulated other comprehensive income	(175,551)	(31,610)
Treasury stock, at cost — 14,169 shares on September 30, 2019 and on December 31, 2018	(256,226)	(256,226)
Total Stockholders' Equity	123,773,968	121,474,475
Total Liabilities and Stockholders' Equity	$206,299,439	$139,964,858

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

NET SALES	$65,265,901	$50,799,601	$180,110,282	$141,594,158
COST OF GOODS SOLD	34,560,261	27,183,648	96,163,080	74,972,294
GROSS PROFIT	30,705,640	23,615,953	83,947,202	66,621,864
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	27,171,138	23,572,314	89,075,672	73,397,781
INCOME (LOSS) FROM OPERATIONS	3,534,502	43,639	(5,128,470)	(6,775,917)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	(137,624)	(27,392)	(141,077)	(24,302)
Interest Expense	(310,465)	(94,381)	(688,890)	(261,307)
	(448,089)	(121,773)	(829,967)	(285,609)
INCOME (LOSS) BEFORE INCOME TAXES	3,086,413	(78,134)	(5,958,437)	(7,061,526)
INCOME TAX EXPENSE	19,250	19,032	57,750	57,096
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$3,067,163	$(97,166)	$(6,016,187)	$(7,118,622)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in foreign currency translation	$(81,667)	$(54,325)	$(143,941)	$(55,958)
TOTAL OTHER COMPREHENSIVE (LOSS)	(81,667)	(54,325)	(143,941)	(55,958)
TOTAL COMPREHENSIVE INCOME (LOSS)	$2,985,496	$(151,491)	$(6,160,128)	$(7,174,580)
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.09	$(0.00)	$(0.17)	$(0.20)
-DILUTED	$0.08	$(0.00)	$(0.17)	$(0.20)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	36,079,935	35,396,550	35,894,377	35,259,365
-DILUTED	37,289,478	35,396,550	35,894,377	35,259,365

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited

	For the Nine Months Ended
	September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,016,187)	$(7,118,622)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for loss/(gains) on accounts receivable	104,700	(15,300)
Loss on disposal of equipment	138,106	104,769
Share-based compensation	5,706,580	4,170,409
Inventory obsolescence	104,624	69,912
Depreciation and amortization	11,707,422	10,418,274
Amortization of deferred financing costs and loan discount	125,303	86,327
Changes in operating assets and liabilities:
Accounts receivable	(7,278,751)	(393,394)
Inventories	(4,094,386)	1,339,371
Prepaid expenses and other current assets	(10,650,214)	(481,201)
Operating lease right of use	125,711	—
Other assets	(608,060)	(118,675)
Accounts payable	3,742,265	1,190,993
Accrued expenses	10,396,504	(697,873)
Other lease liabilities	(17,018)	(23,243)
Net cash flows provided by operating activities	3,486,599	8,531,747
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property, plant and equipment, software and deposits on equipment	(40,738,346)	(12,681,600)
Net cash flows used in investing activities	(40,738,346)	(12,681,600)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options to purchase common stock	3,841,918	3,071,883
Tax withholdings related to net shares settlements of restricted stock units	(1,252,953)	(256,226)
Proceeds from borrowings under Credit Facilities	50,620,988	6,000,000
Repayment of borrowings under Credit Facilities	(15,900,000)	(4,000,000)
Financing fees paid in connection with borrowings	(406,859)	—
Net cash flows provided by financing activities	36,903,094	4,815,657
NET CHANGE IN CASH AND CASH EQUIVALENTS	(348,653)	665,804
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	7,554,388	2,184,259
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,205,735	$2,850,063

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(Dollars in thousands)		(Dollars in thousands)
Gross Profit	$30,706	$23,616	$83,948	$66,622
Depreciation expense (a)	1,599	1,579	4,754	$4,569
Non-cash share-based compensation (b)	174	71	508	$224
Adjusted Gross Profit	$32,479	$25,266	$89,210	$71,415
Adjusted Gross Profit as a % of Net Sales	49.8%	49.7%	49.5%	50.4%

(a)	Represents depreciation expense included in cost of goods sold.
(b)	Represents non-cash share-based compensation expense included in cost of goods sold.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(Dollars in thousands)		(Dollars in thousands)
SG&A expenses	$27,171	$23,572	$89,075	$73,398
Depreciation and amortization expense (a)	2,465	2,044	6,953	5,850
Non-cash share-based compensation (b)	2,902	1,706	5,198	3,947
Launch expense (c)	1,264	1,015	3,335	2,677
Secondary offering expenses (d)	50	137	349	137
Litigation expense (e)	—	120	—	348
Adjusted SG&A Expenses	$20,490	$18,550	$73,240	$60,437
Adjusted SG&A Expenses as a % of Net Sales	31.4%	36.5%	40.7%	42.7%

(a)	Represents non-cash depreciation and amortization expense included in SG&A.
(b)	Represents non-cash share-based compensation expense included in SG&A.
(c)

Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(d)	Represents fees associated with secondary public offerings of our common stock.
(e)	Represents fees associated with two securities lawsuits.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(Dollars in thousands)		(Dollars in thousands)
Net income (loss)	$3,067	$(97)	$(6,016)	$(7,119)
Depreciation and amortization	4,064	3,623	11,707	10,419
Interest expense	310	94	689	261
Income tax expense	19	19	57	57
EBITDA	$7,460	$3,639	$6,437	$3,619
(Gain) loss on disposal of equipment	137	29	138	105
Non-cash share-based compensation	3,076	1,776	5,706	4,170
Launch expense (a)	1,264	1,015	3,335	2,677
Secondary offering expenses (b)	50	137	349	137
Litigation expense (c)	—	120	—	348
Adjusted EBITDA	$11,987	$6,716	$15,965	$11,056
Adjusted EBITDA as a % of Net Sales	18.4%	13.2%	8.9%	7.8%

(a)

new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)	Represents fees associated with secondary public offerings of our common stock.
(c)	Represents fees associated with two securities lawsuits.